As filed with the Securities and Exchange Commission on September 26, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 26, 2019

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany,New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation.

On September 26, 2019, B&G Foods issued a press release announcing the closing of our registered public offering of $550.0 million aggregate principal amount of 5.25% senior notes due 2027 at a price to the public of 100% of their face value.

We intend to use the proceeds of the offering, together with the proceeds of additional borrowings under our proposed first lien senior secured term loan facility, to redeem all of our outstanding 4.625% senior notes due 2021, repay a portion of our borrowings under our revolving credit facility, pay related fees and expenses and for general corporate purposes.

On September 26, 2019, B&G Foods entered into a tenth supplemental indenture among B&G Foods, certain subsidiaries of B&G Foods as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 5.25% senior notes due 2027. Copies of the tenth supplemental indenture and the form of global note for the 5.25% senior notes due 2027 are filed as Exhibits 4.1 and 4.2 to this report and are incorporated herein by reference.

Interest on the 5.25% senior notes due 2027 is payable on March 15 and September 15 of each year, commencing March 15, 2020. The 5.25% senior notes due 2027 will mature on September 15, 2027, unless earlier retired or redeemed as described below.

On or after March 1, 2022, we may redeem some or all of the 5.25% senior notes due 2027 at a redemption price of 103.938% beginning March 1, 2022 and thereafter at prices declining annually to 100% on or after March 1, 2025. We may redeem up to 40% of the aggregate principal amount of the 5.25% senior notes due 2027 prior to March 1, 2022 with the net proceeds from certain equity offerings. We may also redeem some or all of the 5.25% senior notes due 2027 at any time prior to March 1, 2022 at a redemption price equal to the make-whole amount set forth in the tenth supplemental indenture. In addition, if B&G Foods undergoes a change of control, we may be required to offer to repurchase the 5.25% senior notes due 2027 at the repurchase price set forth in the tenth supplemental indenture plus accrued and unpaid interest to the date of repurchase.

B&G Foods’ obligations under the 5.25% senior notes due 2027 are jointly and severally and fully and unconditionally guaranteed on a senior basis by all of our existing and certain future domestic subsidiaries. The 5.25% senior notes due 2027 and the subsidiary guarantees are our and the guarantors’ general unsecured obligations and are effectively junior in right of payment to all of our and the guarantors’ secured indebtedness and to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries; are pari passu in right of payment to all of our and the guarantors’ existing and future unsecured senior debt; and are senior in right of payment to all of our and the guarantors’ future subordinated debt. Our foreign subsidiaries are not guarantors, and any future foreign or partially owned domestic subsidiaries will not be guarantors, of the 5.25% senior notes due 2027.

The tenth supplemental indenture governing the 5.25% senior notes due 2027 contains covenants with respect to us and the guarantors and restricts the incurrence of additional indebtedness and the issuance of capital stock; the payment of dividends or distributions on, and redemption of, capital stock; a number of other restricted payments, including certain investments; creation of specified liens, certain sale-leaseback transactions and sales of certain specified assets; fundamental changes, including consolidation, mergers and transfers of all or substantially all of our assets; and specified transactions with affiliates. Each of the covenants is subject to a number of important exceptions and qualifications.

The issuance of the 5.25% senior notes due 2027 has been registered pursuant to B&G Foods’ effective automatic shelf registration statement on Form S-3 (File No. 333-233099), filed with the Securities and Exchange Commission on August 7, 2019, and prospectus supplement, dated September 12, 2019, filed with the Securities and Exchange Commission on September 16, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

A copy of the press release announcing the closing of the public offering is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

A copy of the legal opinions of Dechert LLP and Ice Miller LLP, relating to the validity of the 5.25% senior notes due 2027 and subsidiary guarantees issued in the public offering, are filed as Exhibits 5.1 and 5.2 to this report and are filed with reference to, and are hereby incorporated by reference into, the registration statement referred to above.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

4.1	Tenth Supplemental Indenture, dated as of September 26, 2019, among B&G Foods, Inc., the Guarantors (as defined therein), and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 5.25% senior notes due 2027

4.2	Form of 5.25% Senior Note due 2027 (included in Exhibit 4.1)

5.1	Opinion of Dechert LLP, dated September 26, 2019

5.2	Opinion of Ice Miller LLP, dated September 26, 2019

23.1	Consent of Dechert LLP (included in Exhibit 5.1)

23.2	Consent of Ice Miller LLP (included in Exhibit 5.2)

99.1	Press Release dated September 26, 2019

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: September 26, 2019	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary